Capital Emerging Markets Total Opportunities Fund 6455 Irvine Center Drive Irvine, California 92618 Phone (949) 975-5000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

JOHN B. EMERSON, President and Principal Executive Officer, and KEVIN M. SAKS, Treasurer and Principal Financial Officer of Capital Emerging Markets Total Opportunities Fund (the "Registrant"), each certify to the best of his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended October 31, 2012 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

CAPITAL EMERGING MARKETS TOTAL OPPORTUNITIES FUND	CAPITAL EMERGING MARKETS TOTAL OPPORTUNITIES FUND

/s/ John B. Emerson	/s/ Kevin M. Saks
John B. Emerson, President	Kevin M. Saks, Treasurer

Date: December 31, 2012	Date: December 31, 2012

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CAPITAL EMERGING MARKETS TOTAL OPPORTUNITIES FUND and will be retained by CAPITAL EMERGING MARKETS TOTAL OPPORTUNITIES FUND and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.